Exhibit 21


                                            SUBSIDIARIES OF REGISTRANT
                                            PENN LAUREL FINANCIAL CORP.


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Name                                     Date of Incorporation                  State of Incorporation
----                                     ---------------------                  ----------------------
CSB Bank                                 August 4, 1924                         Pennsylvania
CSB Financial Services Inc.              July 7, 1998                           Pennsylvania
CSB Financial Insurance, Inc.            September 1, 1998                      Pennsylvania
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